                                 April 30, 2003

Coudert Brothers LLP
1114 Avenue of the Americas
New York, New York 10036

             Re:      GAM Funds, Inc.
                      ---------------

Ladies and Gentlemen:

     We have acted as special  Maryland  counsel to GAM Funds,  Inc., a Maryland
corporation  (the  "Fund"),   in  connection  with  the  Fund's  filing  of  its
Post-Effective  Amendment No. 39 to its Registration  Statement on Form N-1A, 33
Act File No. 2-92136;  1940 Act  Registration  No.  811-4062 (the  "Registration
Statement"),  and the Fund's  future  issuance of shares of the  various  funds, classes and subclasses  that it offers as set forth on Schedule 1 hereto (each a
"Class" and, collectively, the "Shares").

     We have  reviewed  the Fund's  Charter and  Bylaws.  We have  examined  the
Prospectus and Statement of Additional  Information  (the "SAI") included in the
Registration  Statement,  substantially  in the form in  which  it is to  become effective (the Prospectus and the SAI, collectively, the "Prospectus").  We have further examined and relied on a certificate of the Maryland State Department of
Assessments  and Taxation to the effect that the Fund is duly  incorporated  and existing  under the laws of the State of Maryland and in good  standing and duly authorized to transact business in the State of Maryland.

     We have also examined and relied on such corporate  records of the Fund and other  documents  and  certificates  with respect to factual  matters as we have deemed  necessary  to render the  opinion  expressed  herein.  We have  assumed, without  independent  verification,  the  genuineness  of  all  signatures,  the authenticity  of all documents  submitted to us as originals and the  conformity with originals of all documents submitted to us as copies.

     Based on such  examination,  we are of the  opinion  that the  Shares to be offered for sale pursuant to the Prospectus are, to the extent of the respective number  of  Shares  of each  Class  authorized  to be  issued by the Fund in its
Charter, duly authorized and, when sold, issued and paid for at their respective net asset values as contemplated  in the Prospectus,  will have been validly and legally  issued and will be fully paid and  nonassessable  under the laws of the
State of Maryland.

Coudert Brothers LLP
April 30, 2003

     This letter expresses our opinion with respect to Maryland law. However, it does not extend to the securities or "blue sky" laws of Maryland.  We express no opinion  with  respect  to federal  securities  laws or other laws of the United
States, nor to the laws of any other jurisdiction.

     You may rely on our foregoing opinion in rendering your opinion to the Fund that is to be filed as an exhibit to the  Registration  Statement.  This opinion may not be relied on by any other  person or for any other  purpose  without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement. We do not thereby admit that we are "experts" within the meaning of the Securities Act of 1933 and the regulations thereunder.

                                            Very truly yours,

                                            /s/Venable, Baetjer and Howard, LLP
                                            -----------------------------------
                                            Venable, Baetjer and Howard, LLP

BA3DOCS1/240540

                                   SCHEDULE 1

GAM Global Fund
GAM International Fund
GAM Pacific Basin Fund
GAM Japan Capital Fund
GAM Europe Fund
GAM American Focus Fund
GAMerica Capital Fund
GAM Gabelli Long/Short Fund

Each above fund offers Class A, Class C, and Class Y Shares.

GAM Global Fund, GAM  International  Fund, and GAM Pacific Basin Fund also offer
Class D Shares.